Exhibit 10.2

WW INTERNATIONAL, INC.

2025 STOCK INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to aid the Company in recruiting and retaining employees, directors, advisors and consultants and to motivate such employees, directors, advisors and consultants to exert their best efforts on behalf of the Company Group by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest that such employees, directors, advisors and consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section 2:

(a)	“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)

“Award” means an Option, Stock Appreciation Right, Restricted Stock or Other Stock-Based Award (including, without limitation, Restricted Stock Units) or Cash Award, in each case granted pursuant to the Plan.

(c)	“Beneficial Owner” means “beneficial owner” as defined under Rule 13d-3 of the Act. The terms “Beneficial Ownership”, “Beneficially Own” and “Beneficially Owned” have corresponding meanings.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Cash Award” means a “Cash Award” as defined in Section 9(c).

(f)	“Change in Control” means the occurrence of any of the following events:

(i)

any “Person” or “Group”, in each case within the meaning of Section 13(d)(3) or 14(d)(2) of the Act, becomes the Beneficial Owner of 50% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (taking into account as outstanding for this purpose such Shares issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Share to the extent exercisable or convertible);

(ii)

a change in the composition of the Board since the Effective Date, such that the individuals who, as of such date, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board;

(iii)	a reorganization, recapitalization, merger, consolidation or similar transaction (a “Corporate Transaction”) involving the Company; or

(iv)

the sale, transfer or other disposition of all or substantially all of the assets of the Company Group, taken as a whole, to any Person or Group (other than a subsidiary of the Company) or the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction of any type shall not constitute a Change in Control if: (A) its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; (B) it is an acquisition by any employee benefit plan sponsored or maintained by the Company Group; or (C) immediately following the transaction, more than 50% of the total voting power of the entity resulting from such transaction, or if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the entity resulting from such transaction, is represented by the voting securities of the Company that were outstanding immediately prior to such transaction (or if applicable, is represented by shares into which such voting securities were converted pursuant to such transaction), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such voting securities among the holders thereof immediately prior to the transaction. If a Change in Control constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event must be both a Change in Control under this definition and constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A of the Code. Further, notwithstanding anything in this definition or any provision of Rule 13d-3 of the Act, a Person or Group shall not be deemed to Beneficially Own securities of the Company that are subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of such securities in connection with the transactions contemplated by such agreement nor shall a Person or Group be deemed to have Beneficial Ownership as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or similar agreement. A Person or Group shall not be deemed to Beneficially Own the voting stock of a Person held by the parent of such Person unless it owns 50% or more of the total voting power in the election of directors of such parent. The Committee shall have full and final authority, which shall be exercised in good faith, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(g)	“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)

“Committee” means the Compensation and Benefits Committee of the Board, or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the Provisions of the Plan. Unless otherwise determined by the Board, the Committee shall consist of no less than two directors, all of whom shall be intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Act.

(i)	“Company” means WW International, Inc., a Virginia corporation.

(j)

“Company Group” means the Company and any subsidiary (which for this purpose means any foreign or domestic corporation, limited liability company, partnership or other entity of which 50% or more of the outstanding voting equity securities or voting power is Beneficially Owned directly or indirectly by the Company) and any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

(k)	“Effective Date” means the date the Board approved the Plan.

(l)

“Employment” means (i) a Participant’s employment if the Participant is an employee of the Company Group, (ii) a Participant’s services as a consultant, if the Participant is a consultant to the Company Group and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board; provided, however, that unless otherwise determined by the Committee, a change in a Participant’s status from employee to non-employee (other than a director of the Company) shall not constitute a termination of employment for purposes of the Plan.

(m)

“Fair Market Value” means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Committee (based on objective criteria) from time to time. In the absence of any alternative valuation methodology approved by the Committee, Fair Market Value shall be deemed to be equal to the closing selling price of a Share on the Nasdaq Stock Exchange (or such established national securities exchange as may be designated by the Administrator) on the trading day as of which such valuation is made, or in the event that Shares are not listed for trading on the Nasdaq Stock Exchange or such other national securities exchange as may be designated by the Committee but is quoted on an automated system, in any such case, on the valuation date (or if there were no sales on the valuation date, the average of the highest and lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred). The definition of Fair Market Value may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement or payout of an Award.

(n)	“Other Stock-Based Awards” means “Other Stock-Based Awards” as defined in Section 9(a).

(o)	“Option” means a stock option granted pursuant to Section 6.

(p)	“Option Price” means the purchase price per Share of an Option, as determined pursuant to Section 6(a).

(q)	“Participant” means an employee, director, advisor or consultant of the Company Group who is selected to participate in the Plan.

(r)	“Performance-Based Awards” means certain Other Stock-Based Awards granted pursuant to Section 9(b).

(s)	“Plan” means the WW International, Inc. 2025 Stock Incentive Plan, as it may be amended from time to time.

(t)	“Restricted Stock” means any Share granted pursuant to Section 8.

(u)	“Restricted Stock Unit” means an Other Stock-Based Award representing a contractual right to receive a Share, as described under Section 8(e).

(v)	“Shares” means shares of Common Stock of the Company, no par value per share.

(w)	“Stock Appreciation Right” means a stock appreciation right granted pursuant to Section 7.

3.	Shares Subject to the Plan

(a)

The total number of Shares that may be issued under the Plan is 1,000,000 Shares. The maximum number of Shares subject to Awards granted during a calendar year to any non-employee director, taken together with any cash fees paid to such non-employee director during the calendar year, shall not exceed $600,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous calendar year).

(b)

To the extent permitted by applicable laws or any applicable exchange rule, any Shares issued under the Plan that are issued (i) in connection with the Company’s acquisition of an unaffiliated business entity, (ii) to the employees of such entity and (iii) in substitution of equity incentive awards previously issued to such employees by such entity shall not reduce the number of Shares available for issuance under the Plan.

(c)

The Shares may consist, in whole or in part, of unissued Shares or Shares that the Company has reacquired, bought on the market or otherwise. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares subject to Awards (or portions thereof) that terminate or lapse without the payment of consideration may be granted again under the Plan.

4.	Administration

(a)

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto). In addition, to the extent permitted under applicable law and the applicable rules of any listing exchange, the Committee may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Company Group; provided, that such grants are consistent with guidelines established by the Committee from time to time and the Plan. Notwithstanding the foregoing, the Board may, in its sole discretion, take any action delegated to the Committee under the Plan that it deems necessary or desirable for the administration of the Plan.

(b)

The Committee shall have the full power and authority to make, and establish the terms and conditions of, any Award to any person eligible to be a Participant, consistent with the provisions of the Plan, and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting or forfeiture conditions with respect to outstanding Awards). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company, or a company acquired by the Company or with which the Company combines; provided, however, that no such assumption or substitution of awards may be made in a manner that would constitute a prohibited “repricing” as described under Section 5(b).

(c)

The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

5.	Limitations

(a)

No Award may be granted under the Plan after the tenth anniversary of the Effective Date (the “Expiration Date”); provided, however, Awards granted prior to such Expiration Date may extend beyond such Expiration Date.

(b)

Except as otherwise permitted under Section 10, neither the Option Price of an Option nor the exercise price of any Stock Appreciation Right, once granted hereunder, may be repriced without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower the Option Price or the terms of a Stock Appreciation Right to lower the exercise price; (ii) any other action that is treated as a “repricing” under U.S. generally accepted accounting principles; and (iii) repurchasing for cash or cancelling an Option in exchange for another Award at a time when the Option Price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 10.

(c)

Shares will be delivered to a Participant only after the Participant has satisfied any tax withholding requirements relating to the exercise, vesting or acquisition of such Shares. To the extent provided by the terms of an Award agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Award as determined by the Committee (including the Company’s right to withhold from any compensation paid to the Participant by the Company Group including by “net settlement” or retaining Shares from any Award) or, unless not permitted by the Committee, by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to issue and then immediately redeem or repurchase Shares at Fair Market Value; (iii) tendering to the Company currently owned and unencumbered Shares of the Company; or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained from an Award and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the withholding, in each case in accordance with applicable laws, and in each of clauses (ii), (iii) and (iv), immediately tendering the redemption or repurchase price paid by the Company in respect of such Shares back to the Company.

(d)

Awards settled in Shares shall have a minimum vesting or exercise schedule of not less than a one year period; provided that the Committee may grant Awards of up to 5% of the Shares authorized for issuance under the Plan with a shorter vesting or exercise period. The foregoing limitations do not preclude Awards that vest or become exercisable earlier due to (i) death, retirement, disability or involuntary termination of service other than for cause or (ii) the achievement of performance objectives over a period of at least one year.

6.	Terms and Conditions of Options

Options granted under the Plan shall be non-qualified for federal income tax purposes and shall be subject to the foregoing and the following terms and conditions, and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Option Price. The Option Price shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted.

(b)

Exercisability. Options granted under the Plan shall be exercisable at such time(s) and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted, except as may be provided pursuant to Section 16.

(c)

Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the date a notice of exercise is received by the Company from the Participant, together with provision for payment of the aggregate Option Price in accordance with this Section 6(c) and the satisfaction of any applicable tax withholdings. The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company, as designated by the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by check or wire transfer); (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (iii) partly in cash and partly in such Shares; (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased, in each case in accordance with applicable laws; or (v) to the extent permitted by the Committee, through “net settlement” in Shares. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full the aggregate Option Price for such Shares (and satisfied any tax withholding requirements) and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)

Attestation. Wherever in the Plan or in any Award agreement a Participant is permitted to pay an Option Price or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of Beneficial Ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7.	Terms and Conditions of Stock Appreciation Rights

(a)

Grants. The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)

Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted; provided, however, that notwithstanding the foregoing, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. A Stock Appreciation Right granted independently of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share of the Stock Appreciation Right, multiplied by (ii) the number of Shares covered by the Stock Appreciation Right. A Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised (but exercisable) Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price, multiplied by (ii) the number of Shares covered by the related Option, or portion thereof, which is surrendered. Payment of any exercised Stock Appreciation Rights shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. Unless otherwise provided pursuant to a form of exercise in accordance with procedures approved by the Committee or its designees, the date a notice of exercise is received by the Company shall be the exercise date.

(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem appropriate.

8.	Terms and Conditions of Restricted Stock and Restricted Stock Units

(a)

Grants. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be granted to each Participant, the duration of the period during which any restrictions may remain imposed on such Shares, and the conditions, if any, under which, this Restricted Stock may be forfeited to the Company, and any other terms and conditions of such Restricted Stock as the Committee may determine in its sole discretion.

(b)

Transfer Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award agreement. Certificates issued in respect of Shares of Restricted Stock, if any, shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. After the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(c)

Dividends. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion.

(d)

Performance-Based Grants. Notwithstanding anything to the contrary herein, certain Shares of Restricted Stock or Restricted Stock Units granted under this Section 8 may, at the discretion of the Committee, be granted subject to performance-vesting conditions as described under Section 9(b). The restrictions applicable to such Awards shall lapse based wholly or partially on the attainment of performance goals approved by the Committee for a performance period established by the Committee. The performance goals shall be based upon one or more of the criteria set forth in Section 9(b) or any other criteria the Committee shall determine. The Committee shall determine in its discretion whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify prior to the release of the restrictions on the Shares.

(e)

Restricted Stock Units. Awards of Restricted Stock Units may be granted hereunder, such that the underlying Shares shall be credited to a bookkeeping account with the Company, with actual Shares not to be issued unless and until such Restricted Stock Unit has become vested and the underlying Shares are deliverable pursuant to the terms of such Award. The applicable Award agreement shall set forth the vesting and delivery restrictions and other terms and conditions governing the Award. At the discretion of the Committee, the Award agreement may provide that each Restricted Stock Unit (representing one Share) may be credited with cash and stock dividends paid by the Company in respect of one Share (“Dividend Equivalents”). In such case, the Award agreement may provide that Dividend Equivalents may be paid directly to the Participant or credited to the Participant’s bookkeeping Restricted Stock Unit account without interest. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividends Equivalents. Restricted Stock Units and the Shares underlying such Restricted Stock Units shall be subject to all applicable provisions of the Plan, including, without limitation, provisions relating to the adjustment of Awards for splits, mergers, or other corporate transactions.

(f)

Limitation on Dividends and Dividend Equivalents. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied and the Award is settled (as applicable). No interest shall be included in the calculation of such additional cash payment. In no event will dividends or dividend equivalents be paid with respect to any Award that does not vest or meet its performance goals.

9.	Other Awards

(a)

Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares and awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may also include Dividend Equivalent rights. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b)

Performance-Based Awards. Notwithstanding anything to the contrary herein, Other Stock-Based Awards granted under this Section 9 and any other Award granted under the Plan may be granted with vesting terms subject to the achievement of performance-vesting conditions (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee. The performance goals may be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share;

(v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability or revenue of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) total shareholder return; (xx) customer satisfaction; (xxi) credit rating; (xxii) closing of corporate transactions and (xxiii) completion or attainment of products or projects. The foregoing criteria may relate to any member of the Company Group or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and in compliance with Section 409A, elect to defer payment of a Performance-Based Award. Any associated dividends or Dividend Equivalents that may be earned with respect to a Performance-Based Award (including, without limitation, on any Awards of Restricted Stock or Restricted Stock Units that are intended to qualify as Performance-Based Awards) will not be paid unless and until the corresponding portion of the underlying Award is earned.

(c)

Cash Awards. Notwithstanding anything to the contrary provided herein, the Company may also make awards of cash to Participants (such awards, “Cash Awards”). Cash Awards shall be provided for pursuant to the procedures set forth in Section 9(b) regarding the grant, determination and payment of the Performance-Based Award. Any provision of the Plan notwithstanding, the Committee shall have the right, in its absolute discretion, to reduce or eliminate the amount of any Cash Award otherwise payable to any Participant under the Plan based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate.

10.	Adjustments Upon Certain Events

In the event of any stock split, spin-off, share combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, Change in Control, payment of a dividend (other than a cash dividend paid as part of a regular dividend program) or other similar transaction or occurrence that affects the equity securities of the Company or the value thereof, the

Committee shall (i) adjust the number and kind of shares subject to the Plan and available for or covered by Awards, (ii) adjust the share prices related to outstanding Awards, and/or (iii) take such other action (including, without limitation providing for the payment of a cash amount to holders of outstanding Awards in cancellation of any such Awards), in each case as it deems reasonably necessary to address, on an equitable basis, the effect of the applicable corporate event on the Plan and any outstanding Awards. The Committee may, upon the consummation of transactions constituting a Change in Control, cancel without consideration any outstanding Option or Stock Appreciation Right having an Option Price or exercise price, respectively, that is greater than the per share consideration received by a holder of Shares in such transaction. Any such adjustment made or action taken by the Committee in accordance with the preceding sentence shall be final and binding upon Participants and upon the Company.

11.	Termination of Employment

Except as otherwise provided in an Award agreement or by determination of the Committee, upon the termination of Employment of a Participant, (i) all unvested Awards held by such Participant shall be forfeited for no consideration and (ii) such Participant may exercise vested Options and Stock Appreciation Rights (to the extent that the Participant was entitled to exercise such Option or Stock Appreciate Right as of the date of termination) until the earlier of (x) the date 90 days following the Employment termination date and (y) the expiration of the term of the Option or Stock Appreciate Right as set forth in the applicable Award agreement. If the Participant does not exercise Options and Stock Appreciation Rights within the time so specified, the Options and Stock Appreciation Rights shall terminate and be cancelled for no consideration.

12.	No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company Group to continue the Employment of a Participant and shall not lessen or affect the Company Group’s right to terminate the Employment of such Participant. No Participant or other person or entity shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated). The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award agreement shall give the Participant any rights that are greater than those of a general creditor of the Company Group.

13.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

14.	Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. In no event shall an Award be transferrable for value. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

15.	Amendments or Termination

The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made (i) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 10), increase the total number of Shares reserved for the purposes of the Plan or increase the maximum number of Awards that may be granted to any Participant or otherwise require approval of the Company’s shareholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Shares may then be listed or quoted, (ii) except as is permitted under Section 10, without the consent of a Participant, if such action would materially diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan or (iii) with respect to Section 5(b) (except as is provided in Section 10), relating to repricing of Options or Stock Appreciation Rights, to permit such repricing; provided, however, that the Board may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

16.	International Participants

With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company Group.

17.	Section 409A of the Code

(a)

Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and the Company Group shall not have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(b)

Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2) (B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and that would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(c)

Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (i) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (ii) a disability, no such acceleration shall be permitted unless the disability also satisfies the definition of “disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

18.	Other Benefit Plans

All Awards shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise.

19.	Choice of Law

The Plan shall be governed by and construed and interpreted in accordance with the laws of the State of New York, and except as otherwise provided in the applicable Award agreement, any and all disputes between a Participant and the Company Group relating to an Award shall be brought only in a state or federal court of competent jurisdiction sitting in Manhattan, New York.

20.	Effectiveness of the Plan

The Plan shall be effective as of the Effective Date.

21.	Awards Subject to the Plan

In the event of a conflict between any term or provision contained in the Plan and a term or provision contained in any Award agreement, the applicable terms and provisions of the Plan will govern and prevail.

22.	Compliance with Rule 16b-3

It is the Company’s intent that the Plan and the Awards comply in all respects with Rule 16b-3 of the Act. If the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Act, the Committee shall have the right, but not the obligation, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability.

23.	Fractional Shares

Notwithstanding other provisions of the Plan or any Award agreement, the Company shall not be obligated to issue or deliver fractional Shares pursuant to the Plan or any Award and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any indications of rights thereto shall be cancelled, terminated or otherwise eliminated with, or without, consideration.

24.	Shareholder Rights

With respect to Shares subject to an Award, a Participant shall not be deemed to be a shareholder, and the Participant shall not have any of the rights or privileges of a shareholder, until Shares have been issued to the Participant or the Participant’s nominee following exercise of the Participant’s right under the applicable Award. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Committee. Shares acquired under the Plan shall be subject to the Company’s Insider Trading Policy to the extent applicable to a Participant.

25.	Notices

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

26.	Clawback

All Awards shall be subject to any clawback or recoupment policies and procedures that are required under applicable laws or any Company Group policy as enacted, adopted or modified from time to time.

27.	Severability

If any provision of the Plan or any Award is, or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.